Exhibit 99.1

FOR IMMEDIATE RELEASE

RailAmerica, Inc. Reports First Quarter 2012 Results

First Quarter Highlights

•	Operating income up 32%; (up 57% excluding 45G benefit and asset sales1).

•	Net loss of $0.80 per share after $1.03 per share tender / refinancing charges.

•	Adjusted net income per share[1] of $0.26.

•	Continued execution of acquisition strategy.

JACKSONVILLE, FL, April 25, 2012 – RailAmerica, Inc. (NYSE: RA) today reported financial results for the quarter ended March 31, 2012. First quarter 2012 revenue increased 15% to $143.4 million from $124.9 million in the first quarter of 2011. Freight revenue increased 10% to $107.8 million with average revenue per car up 7% and carloads up 3%. Non-freight revenue increased 30% to $35.6 million.

RailAmerica President and Chief Executive Officer John Giles, said “Our positive momentum continues to build as reflected in our record first quarter revenue and operating income excluding 45G benefits and asset sales. On a comparable basis, operating income was up 57% as we leveraged strong revenue growth and productivity gains. During the quarter, we completed our senior notes tender / refinancing, which will reduce our interest expense sharply while providing additional financial flexibility.”

Giles continued, “We remain active in the corporate development area, closing on the Wellsboro & Corning and its affiliated transload operations, TransRail North America, investment in early April. We expect to close on the Marquette Railroad acquisition in May, and our pipeline of additional opportunities remains promising.”

RailAmerica reported a first quarter 2012 net loss of $40.2 million, or $0.80 per diluted share, including $51.9 million after tax, or $1.03 per diluted share, of refinancing charges. This compares to net income of $4.1 million, or $0.07 per diluted share in the first quarter of 2011. The Company had adjusted net income1 of $13.0 million and $6.4 million for the first quarters of 2012 and 2011, respectively. Noteworthy items impacting the first quarters of 2012 and 2011 include:

•	Early retirement of debt: First quarter of 2012 included $82.4 million of charges related to the early retirement of debt.

•

45G tax credits: A $4.2 million income statement benefit was recorded in the first quarter of 2011, but no benefit was recognized in the first quarter of 2012 since the credit is currently not in effect for 2012.

•

Amortization of swap termination costs: Non-cash charges of $1.6 million and $3.7 million were recorded in interest expense during the first quarters of 2012 and 2011, respectively, due to the June 2009 termination of an interest rate swap agreement.

[1]	See schedule at end of press release for a reconciliation of non-GAAP financial measure.

•

Restricted stock amortization: First quarter 2012 restricted stock amortization (included in labor and benefits) increased $3.5 million primarily related to retirement eligibility vesting for certain participants.

•

Asset life study: First quarter 2012 depreciation and amortization includes $1.7 million in lower depreciation expense resulting from changes in the useful lives of certain road and track assets based on a required periodic asset life study.

•	Severance costs: First quarter 2011 labor and benefits costs include $1.6 million in severance expenses related to consolidating dispatching services and other organizational changes.

•

Styrene resolution: The Company resolved outstanding legal issues from a 2005 styrene car incident resulting in a $1.2 million favorable adjustment to casualty and insurance costs during the first quarter of 2011.

	For the Three Months Ended March 31,
($ in thousands except EPS)	2011		2012
	Pre Tax	EPS	Pre Tax	EPS
Loss on extinguishment of debt	$0	$0.00	($82,441)	($1.03)
45G benefit	4,150	0.05	—	—
Amortization of swap termination costs	(3,677)	(0.04)	(1,591)	(0.02)
Restricted stock amortization increase	—	—	(3,496)	(0.04)
Asset life study	—	—	1,736	0.02
Severance	(1,587)	(0.02)	—	—
Styrene resolution	1,200	0.01	—	—

Note: Effective tax rates of 39% and 37% for 2011 and 2012, respectively

The Company reported operating income of $31.9 million in the first quarter of 2012 compared to $24.2 million in the first quarter of 2011. First quarter 2011 and 2012 operating income and expenses were impacted by 45G credits, restricted stock amortization, severance, the asset life study and the styrene resolution, as discussed above. In addition, first quarter 2012 operating expenses reflect increased purchased services primarily to support engineering services growth. Labor costs were up mainly due to increased carloads. The increase in materials was due to higher levels of car repair activity and growth in engineering services. Operating income excluding the impact of 45G benefit, asset sales and impairments is shown below.

	For the Three Months Ended March 31,
	2011	2012
($ in thousands)
Operating revenue	$124,937	$143,442
Operating expense	100,734	111,566

Operating income, reported	24,203	31,876
Less: Benefit from 45G credits	(4,150)	—

Operating income excluding 45G Benefit [1]	20,053	31,876
Net (gain) loss on sale of assets	207	(163)

Operating income excluding 45G Benefit, Asset Sales and Impairments [1]	$20,260	$31,713

[1]	See schedule at the end of press release for a reconciliation of non-GAAP financial measure

As previously announced, RailAmerica, Inc. will present its first quarter earnings on Thursday, April 26, 2012 at 9:45 a.m. Eastern Time via live teleconference and webcast. Those interested in participating via teleconference may dial (877) 756-2088. Callers outside the U.S. may dial (706) 643-9763. The conference ID number is 69716160. Participants should dial in no later than 10 minutes prior to the call. Presentation materials and access to the live webcast will be available in the Investors section of RailAmerica’s website (www.railamerica.com). Following the earnings call, a webcast replay will be archived on the Company’s website. A telephone replay will be available through May 10, 2012 beginning approximately two hours after the call. The recording can be accessed by dialing (800) 585-8367 or (404) 537-3406. The conference ID number is 69716160.

RailAmerica, Inc. owns and operates short-line and regional freight railroads in North America, operating a portfolio of 44 individual railroads with approximately 7,400 miles of track in 28 U.S. states and three Canadian provinces.

Cautionary Note Regarding Forward-Looking Statements

Certain items in this press release and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “appears,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, goodwill assessment risks, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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INVESTOR CONTACT	MEDIA CONTACT
Ira Berger	Donia Crime
Vice President & Treasurer	Cell: 404.271.1437
Office: 904.538.6332	Office: 904.645.6200

RAILAMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2011	2012
	(In thousands, except per share data)
Operating revenue	$124,937	$143,442
Operating expenses:
Labor and benefits	41,617	45,552
Equipment rents	8,666	8,396
Purchased services	9,106	10,970
Diesel fuel	14,167	13,425
Casualties and insurance	2,134	2,879
Materials	5,085	6,409
Joint facilities	2,205	2,591
Other expenses	9,933	11,101
Track maintenance expense reimbursement	(4,150)	—
Net loss (gain) on sale of assets	207	(163)
Depreciation and amortization	11,764	10,406

Total operating expenses	100,734	111,566

Operating income	24,203	31,876
Interest expense (including amortization costs of $2,616 and $4,858,respectively)	(18,591)	(13,411)
Other (loss) income	540	(81,942)

(Loss) income from continuing operations before income taxes	6,152	(63,477)
(Benefit from) provision for income taxes	2,067	(23,258)

Net (loss) income	$4,085	$(40,219)

Basic earnings per common share:
Net (loss) income	$0.07	$(0.80)
Diluted earnings per common share:
Net (loss) income	$0.07	$(0.80)
Weighted Average common shares outstanding:
Basic	54,651	50,518
Diluted	54,651	50,518

RAILAMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2011	March 31, 2012
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$90,999	$98,480
Accounts and notes receivable, net of allowance of $7,291 and $8,617, respectively	96,813	93,512
Current deferred tax assets	9,886	9,886
Other current assets	17,967	23,724

Total current assets	215,665	225,602
Property, plant and equipment, net	1,021,545	1,023,422
Intangible assets	134,851	134,935
Goodwill	211,841	212,020
Other assets	13,478	14,158

Total assets	$1,597,380	$1,610,137

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$71,991	$77,934
Accounts payable	78,844	72,840
Accrued expenses	28,616	23,430

Total current liabilities	179,451	174,204
Long-term debt, less current maturities	1,827	577,950
Senior secured notes	501,876	—
Deferred income taxes	213,421	190,352
Other liabilities	20,680	21,855

Total liabilities	917,255	964,361

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 400,000,000 shares authorized; 50,605,440 shares issued andoutstanding at December 31, 2011; and 50,424,800 shares issued and outstanding at
March 31, 2012	506	504
Additional paid in capital and other	591,341	593,627
Retained earnings	84,272	43,938
Accumulated other comprehensive income	4,006	7,707

Total stockholders’ equity	680,125	645,776

Total liabilities and stockholders’ equity	$1,597,380	$1,610,137

RAILAMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2011	2012
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,085	$(40,219)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization, including amortization of debt issuance costs classified in interest expense	12,945	11,432
Amortization of swap termination costs	3,677	1,591
Net loss (gain) on sale or disposal of properties	207	(163)
Loss on extinguishment of debt	—	82,441
Equity compensation costs	2,609	5,727
Deferred income taxes and other	615	(24,280)
Changes in operating assets and liabilities:
Accounts receivable	(3,025)	3,582
Other current assets	(3,924)	(6,046)
Accounts payable	4,198	(9,481)
Accrued expenses	2,124	(5,250)
Other assets and liabilities	(388)	218

Net cash provided by operating activities	23,123	19,552

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(15,786)	(12,791)
NECR government grant reimbursements	2,400	273
Proceeds from sale of assets	848	3,507
Other	—	(140)

Net cash used in investing activities	(12,538)	(9,151)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(263)	(7,125)
Proceeds from issuance of long-term debt	—	589,075
Repurchase of senior secured notes	—	(573,500)
Repurchase of common stock	(33,634)	(520)
Financing costs paid	(119)	(11,037)

Net cash used in financing activities	(34,016)	(3,107)

Effect of exchange rates on cash	517	187

Net (decrease) increase in cash	(22,914)	7,481
Cash, beginning of period	152,968	90,999

Cash, end of period	$130,054	$98,480

RAILAMERICA, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2011		2012
Operating revenue	$124,937	100.0%	$143,442	100.0%
Operating expenses:
Labor and benefits	41,617	33.3%	45,552	31.8%
Equipment rents	8,666	6.9%	8,396	5.8%
Purchased services	9,106	7.3%	10,970	7.6%
Diesel fuel	14,167	11.3%	13,425	9.4%
Casualties and insurance	2,134	1.7%	2,879	2.0%
Materials	5,085	4.1%	6,409	4.5%
Joint facilities	2,205	1.8%	2,591	1.8%
Other expenses	9,933	7.9%	11,101	7.7%
Track maintenance expense reimbursement	(4,150)	-3.3%	—	0.0%
Net (gain) loss on sale of assets	207	0.2%	(163)	-0.1%
Depreciation and amortization	11,764	9.4%	10,406	7.3%

Total operating expenses	100,734	80.6%	111,566	77.8%

Operating income	24,203	19.4%	31,876	22.2%

RAILAMERICA, INC. AND SUBSIDIARIES

Railroad Freight Revenue, Carloads and Average Freight Revenue

Per Carload

Comparison by Commodity Group (Unaudited)

	Three Months Ended March 31, 2011			Three Months Ended March 31, 2012
	Freight Revenue	Carloads	Average Freight Revenue per Carload	Freight Revenue	Carloads	Average Freight Revenue per Carload
	(Dollars in thousands, except average freight revenue per carload)
Chemicals	$16,165	24,902	$649	$16,721	23,905	$699
Agricultural Products	14,935	30,710	486	16,622	32,624	510
Metallic Ores and Metals	10,197	16,599	614	12,226	18,906	647
Non-Metallic Minerals and Products	9,053	19,850	456	9,380	18,696	502
Pulp, Paper and Allied Products	9,733	17,007	572	9,287	16,536	562
Forest Products	6,834	11,432	598	8,934	13,665	654
Coal	8,587	40,745	211	8,148	37,835	215
Food or Kindred Products	7,091	13,636	520	7,523	13,819	544
Waste and Scrap Materials	5,235	13,093	400	6,143	13,971	440
Petroleum	5,649	11,316	499	5,799	10,862	534
Other	2,573	7,055	365	3,687	9,530	387
Motor Vehicles	1,583	2,697	587	3,348	5,392	621

Total	$97,635	209,042	$467	$107,818	215,741	$500

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

Adjusted net income (loss) is a supplemental measure of profitability that is not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Adjusted net income (loss) has limitations as an analytical tool. It is not a measurement of our profitability under GAAP and should not be considered as an alternative to Net income (loss) as a measure of profitability.

Adjusted net income (loss) assists us in measuring our performance and profitability of our operations without the impact of transaction costs related to debt and credit facility extinguishment, acquisitions, impairment of assets and swap termination. The following table sets forth the reconciliation of Adjusted net income (loss).

(In thousands, except per share data)	Q1 2011		Q1 2012
	After Tax	Per Share	After Tax	Per Share
Net income (loss)	$4,085	$0.07	($40,219)	($0.80)
Add:
Amortization of swap termination costs	2,243	0.04	1,002	0.02
Loss on extinguishment of debt and credit facility	—	—	51,938	1.03
Acquisition costs	44	0.00	239	0.00
Adjusted net income (loss)	$6,372	$0.12	$12,961	$0.26
Weighted Average common shares outstanding (diluted)	54,651		50,518

Note: Numbers may not add due to rounding

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

Operating Income Excluding 45G Benefit, Operating Ratio Excluding 45G Benefit, Operating Income Excluding 45G Benefit, Asset Sales & Impairments and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments are supplemental measures of profitability that are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Operating Income Excluding 45G Benefit, Operating Ratio Excluding 45G Benefit, Operating Income Excluding 45G Benefit, Asset Sales & Impairments and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments have limitations as analytical tools. They are not measurements of our profitability under GAAP and should not be considered as alternatives to Operating Income or Operating Ratio as measures of profitability.

Operating Income Excluding 45G Benefit and Operating Ratio Excluding 45G Benefit assist us in measuring our performance and profitability of our operations without the impact of monetizing the 45G tax benefit. Operating Income Excluding 45G Benefit, Asset Sales & Impairments and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments assist us in measuring our performance and profitability of our operations without the impact of monetizing the 45G tax benefit, Asset Sales and Impairments. The following table sets forth the reconciliation of Operating Income Excluding 45G Benefit from our Operating Income, Operating Ratio Excluding 45G Benefit from our Operating Ratio, Operating Income Excluding 45G Benefit, Asset Sales & Impairments from our Operating Income and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments from our Operating Ratio.

($ in thousands)	Q1 2011		Q1 2012
Operating revenue	$124,937		$143,442
Operating expense	100,734		111,566

Operating income, reported	24,203		31,876
Operating ratio reported		80.6%		77.8%
Less: Benefit from 45G credits	(4,150)	3.3%	—	0.0%

Operating income excluding 45G Benefit	20,053		31,876
Operating ratio excluding 45G Benefit		83.9%		77.8%
Net (gain) loss on sale of assets	207	-0.2%	(163)	0.1%
Impairment of assets	—	—	—	—

Operating income excluding 45G Benefit, Asset Sales & Impairments	$20,260		$31,713
Operating ratio, excluding 45G Benefit, Asset Sales & Impairments		83.8%		77.9%

Note: Numbers may not add due to rounding